EXHIBIT 10.10
                                                                   -------------

                                    INDEX TO

                                  OFFICE LEASE



LEASE                                                                   Page No.
                                                                        --------

         BASIC LEASE INFORMATION RIDER ......................................I


1.       PREMISES;  COMMON AREAS...........................................157
2.       LEASE  TERM;  LEASE  DATE.........................................157
3.       RENT..............................................................157
4.       SECURITY   DEPOSIT................................................158
5.       USE...............................................................158
6.       ACCEPTANCE OF PREMISES; LANDLORD'S  WORK..........................158
7.       PARKING...........................................................159
8.       UTILITY SERVICES..................................................159
9.       SECURITY..........................................................159
10.      REPAIRS, MAINTENANCE AND UTILITIES................................159
11.      TENANT'S   ALTERATIONS............................................159
12.      LANDLORD'S ADDITIONS AND ALTERATIONS..............................160
13.      ASSIGNMENT AND SUBLETTING.........................................160
14.      TENANT'S  INSURANCE  COVERAGE.....................................161
15.      (INTENTIONALLY DELETED)...........................................161
16.      WAIVER  OF CLAIMS.................................................162
17.      DAMAGE OR DESTRUCTION BY CASUALTY.................................162
18.      CONDEMNATION AND EMINENT DOMAIN...................................162
19.      LIMITATION OF LANDLORD'S LIABILITY;   INDEMNIFICATION.............162
20.      (INTENTIONALLY DELETED)...........................................163
21.      COMPLIANCE WITH LAWS AND PROCEDURES...............................163
22.      RIGHT OF ENTRY....................................................163
23.      DEFAULT...........................................................163
24.      LANDLORD'S  REMEDIES  FOR TENANT'S  DEFAULT.......................164
25.      LANDLORD'S   RIGHT  TO  PERFORM FOR  TENANT'S  ACCOUNT............164
26.      LIENS.............................................................164
27.      NOTICES...........................................................165
28.      ENCUMBERANCES.....................................................165
29.      (INTENTIONALLY DELETED)...........................................165
30.      TRANSFER  BY  LANDLORD............................................165
31.      SURRENDER OF PREMISES; HOLDING OVER...............................165
32.      NO   WAIVER;   CUMULATIVE REMEDIES................................165
33.      WAIVER............................................................166
34.      CONSENTS AND APPROVALS............................................166
35.      RULES AND REGULATIONS.............................................166
36.      SUCCESSORS AND ASSIGNS............................................166
37.      QUIET ENJOYMENT...................................................166
38.      ENTIRE AGREEMENT..................................................166
39.      HAZARDOUS  MATERIALS..............................................166
40.      BANKRUPTCY   PROVISIONS...........................................168
41.      MISCELLANEOUS.....................................................169

EXHIBIT(S)

         Exhibit "A"       Legal Description
         Exhibit "B"       Rules and Regulations
         Exhibit "C"       Acceptance Memorandum

                                   ----------


                          BASIC LEASE INFORMATION RIDER



PREAMBLE          Date of Lease: May 28, 2002

PREAMBLE          Landlord: B & B Lakeview Realty Corp.


PREAMBLE          Tenant:  DriverShield Corp.

SECTION 1 Premises: the Rentable Area located in that certain building (the "Building") located on West Atlantic Boulevard, Coral Springs, Florida 33071. The Building is legally described on Exhibit "A" attached to this Lease.

SECTION 1 Rentable Area of Premises: 7,358 square feet, which is stipulated and agreed by the parties.

SECTION 2         Commencement Date: As set forth in Section 6 of the Lease.
                  Estimated as August 1, 2002. Tenant shall complete, execute and return to Landlord an Acceptance of Premises Memorandum in the form attached hereto as Exhibit "C" within 3 business days after Landlord's request therefor.

SECTION 2         Expiration Date: 5 years and 6 months after Commencement Date

SECTION 2         Lease Term: 5 years and 6 months

SECTION 3 Each year commencing on the Commencement Date (or commencing on the first day of the first month following the Commencement Date if the Commencement Date is other than the first day of the month, in which event the First Lease Year shall include the period between the Commencement Date and the first month thereafter) or anniversary thereof is hereafter referred to as a "Lease Year."

                  ---------- ---------- ------------- -----------
                  LEASE YEAR   $/PSF       ANNUAL       MONTHLY
                  ---------- ---------- ------------- -----------
                  1          $17.00     $125,086.00   $10,423.83
                  ---------- ---------- ------------- -----------
                  2          $18.25     $134,283.50   $11,190.29
                  ---------- ---------- ------------- -----------
                  3          $19.50     $143,481.00   $11,956.75
                  ---------- ---------- ------------- -----------
                  4          $21.00     $154,518.00   $12,876.50
                  ---------- ---------- ------------- -----------
                  5          $22.50     $165,555.00   $13,769.25
                  ---------- ---------- ------------- -----------
                  6          $24.00     $176,592.00   $14,716.00
                  ---------- ---------- ------------- -----------

SECTION 4         Security Deposit Received:         $22,098.52
                  First Month's Rent Received:       $11,049.26 (includes 6%
                                                     Florida sales tax)
                  Last Month's Rent Received:        none

SECTION 5         Use of Premises:  General office use.

SECTION 6 Landlord's Work: construction of improvements contemplated by those certain architectural drawings prepared by Quincy, Johnson Architects, project number 6572.01. Except to the extent specifically designated in such drawings, all finishes and materials shall be Building standard as selected by Landlord. No later than the Commencement Date, Tenant shall reimburse Landlord for any costs associated with Landlord's Work that exceed the sum of $147,160.00.

SECTION 14 Amount of General Liability Insurance: $2,000,000 per occurrence and $5,000,000 in the aggregate; provided, however, Landlord reserves the right to require such higher amount during any renewal Term if the parties subsequently agree to same) as Landlord reasonably deems necessary consistent with sound risk management practice.

SECTION 27        Tenant's Address for Notices: the Premises

                  Landlord's Address for Notices through June 30, 2002:

                  B & B Lakeview Realty Corp.
                  Barry J. Spiegel
                  C/o DriverShield Corp.
                  51 E. Bethpage Road
                  Plainview, N.Y. 11803-4224

                  Landlord's Address for notices from July 1 until the Commencement Date:
                  Barry J. Spiegel
                  C/o DriverShield Corp.
                  3075 Veterans Highway
                  Ronkonkoma NY

                  Landlord's Address for Notices from and after the Commencement Date:
                  Barry J. Spiegel
                  C/o DriverShield Corp.
                  12514 West Atlantic Blvd
                  Coral Springs, 33071

                  Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

                       [REST OF PAGE INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of the dates below their names.

WITNESSES (SIGN AND PRINT NAME):            "LANDLORD"

Sign                                         B & B Lakeview Realty Corp.
    --------------------------------
Print
     -------------------------------

Sign
    --------------------------------
Print                                        By:
     -------------------------------             -------------------------------
(As to Landlord)                                            President
                                             Dated:
                                                   -----------------------------


WITNESSES (SIGN AND PRINT NAME):             "TENANT"

Sign                                         DriverShield Corp.
    --------------------------------
Print
     -------------------------------

Sign
    --------------------------------
Print
     -------------------------------
(As to Tenant)                               By:
                                                 -------------------------------
                                                             President
                                             Dated:
                                                   -----------------------------

                                  OFFICE LEASE


         1.       PREMISES;  COMMON AREAS

                  Landlord leases to Tenant and Tenant leases from Landlord the Building described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference. The Building includes both the Premises and all other areas of the Building including, without limitation, all parking spaces, driveways, truck service areas, and sidewalks (the "Building Areas").

         2.       LEASE  TERM;  LEASE  DATE

                  A. GENERAL. The lease term ("Lease Term") is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider ("Commencement Date") and ending on the Lease expiration date set forth in the BLI Rider ("Expiration Date"). Tenant's obligation to pay all rent, including Base Rent, Taxes and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on the Commencement Date.

         3.       RENT

                  A. BASE RENT. During the Lease Term, Tenant will pay as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. The term "Rent" shall refer collectively to Base Rent, Taxes and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder. The Rent shall be paid by Tenant at the Building management office located in the Building or elsewhere as designated by Landlord in writing to Tenant. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

                  B. TAXES. Beginning on the Commencement Date, Tenant shall pay 100% of the total amount of Taxes (as hereafter defined). Beginning on the Commencement Date, Landlord shall, in advance, reasonably estimate for each such calendar year the total amount of the Taxes. One-twelfth (1/12) of the estimated Taxes shall be payable monthly, along with the monthly payment of the Base Rent. On or before March 31 of each calendar year following the year in which the Commencement Date occurs, Landlord shall use diligent efforts to provide Tenant with a reconciliation statement showing the amount of Taxes for the previous calendar year. If the reconciliation statement reflects an underpayment in Taxes, Landlord shall also deliver to Tenant an invoice which Tenant shall pay within thirty (30) days following receipt of such invoice or with the due date of its next monthly payment of Rent, whichever shall first occur. If the reconciliation statement reflects an overpayment in Taxes, Tenant shall be entitled to a credit against the next payment(s) of Rent in an amount equal to the overpayment. When calculating annual Taxes, such calculation shall, with respect to ad valorem taxes, be calculated with reference to the gross amount set forth in the official tax bill issued by the appropriate taxing authorities, irrespective of the amount actually paid by Landlord for such calendar year in light of a protest or dispute over the amount of such Taxes. In the event the Taxes for any calendar year are in fact contested by Landlord, however, ultimately the amount payable for that calendar year shall be the amount found to be payable in a final determination, whether such final determination is in the form of a pronouncement from the appropriate tribunal or a settlement. The delivery of the aforedescribed projection statement after January 1 and/or the reconciliation after March 31 shall not be deemed a waiver of any of Landlord's rights to collect monies and/or a waiver of any of the duties and obligations of Tenant as described in this section or as provided elsewhere in the Lease. As used in this Lease, the term "Taxes" shall mean the gross amount of all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner. Notwithstanding the foregoing, for so long as the there has been no transfer (as defined in Section 13 of this Lease) and Tenant has at all times remained current in its monetary obligations under this Lease, the following shall apply if not prohibited by the holder of any first mortgage encumbering the Building: (i) In lieu of escrowing estimated payments on account of Taxes with Landlord, Tenant shall pay Taxes directly to the taxing authority on the later to occur of (x) the last day on which Taxes can be paid without imposition of late charge or penalty and (y) 10 days after Tenant's receipt of a copy of the bill for Taxes; and (ii) with Landlord's prior written consent which shall not be unreasonably withheld, Tenant shall be entitled to challenge Taxes provided such challenge is conducted in accordance with applicable requirements and Tenant does not delay payment of the full amount of the Tax bill irrespective of the challenge.

                  C. LATE CHARGE. Tenant covenants and agrees to pay a late charge for any payment of Rent not received by Landlord on or before the date when same is due. The late charge shall be $250.00 for the first late payment, and $500.00 for each subsequent late payment within any 12 month period. Tenant shall also pay Landlord interest at a rate equal to eighteen percent (18%) per annum accruing on any Rent(s) outstanding. Tenant shall pay Landlord any such late charge(s) or interest within five (5) days after Landlord notifies Tenant of same.

                  D. RENT TAXES. In addition to Base Rent and Taxes, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

                  E. COMMENCEMENT OTHER THAN FIRST DAY. If Tenant's possession of the Premises commences on any day other than the first day of the month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

                  F. TAXES AFTER EXPIRATION DATE. Taxes for the final months of this Lease are due and payable even though it may not be calculated until subsequent to the Expiration Date of the Lease. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit, as defined in the BLI Rider, in full or partial satisfaction of any Taxes due for the final months of this Lease. If said Security Deposit is greater than the amount of any such Taxes and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said Security Deposit to Tenant as provided herein. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Taxes due for the final months of this Lease by reason of the provisions of this paragraph, nor shall Landlord be required first to apply said Security Deposit to such Taxes if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

                  G. TRIPLE NET RENT. All Base Rent payable hereunder shall be paid as "triple net" rent without deduction or offset. It is the intent of the parties that Base Rent shall be absolutely net to Landlord, and Tenant shall pay all costs, charges, insurance premiums, taxes, utilities, expenses and assessments of every kind and nature incurred for, against, or in connection with the Leased Premises including, without limitation, costs of repairs and replacements necessitated by any reason including casualty. All such costs, charges, insurance premiums, taxes, utilities, expenses and assessments covering the Leased Premises shall be approximately prorated upon the expiration of this Lease. Tenant's obligations under this paragraph shall require Tenant to pay any assessments by the community association operating the community of which the Building is part. Notwithstanding anything herein to the contrary, if Landlord chooses to purchase insurance in addition to the insurance required of Tenant under this Lease, Tenant shall not be required to pay for such additional insurance.

         4.       SECURITY   DEPOSIT

                  A. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited with Landlord the Security Deposit set forth in the BLI Rider. Except as provided in the BLI Rider, this sum will be retained by Landlord as security for the payment by Tenant of the Rent and Additional Rent and for the faithful performance by Tenant of all the other terms and conditions of this Lease. In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or Additional Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord cash sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord will return the unused portion of the Security Deposit to Tenant within thirty (30) days after the Expiration Date if Tenant is not in violation of any of the provisions of this Lease. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account. If Landlord sells or otherwise conveys the Building, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner Tenant will look to the new owner only and not to Landlord for its return upon expiration of the Lease Term. If Tenant assigns this Lease with the consent of Landlord, the Security Deposit will remain with Landlord for the benefit of the new tenant and will be returned to such tenant upon the same conditions, as would have entitled Tenant to its return.


         5.       USE

                  Tenant will use and occupy the Premises solely for the operation of the business set forth in the BLI Rider and for no other use whatsoever. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or the Building, which would: (i) violate any law or requirement of public authorities, (ii) cause injury to the Building or any part thereof, (iii) interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Building, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining any special amendments to the certificate of occupancy for the Premises and/or the Building and any other governmental permits, authorizations or consents required solely on account of Tenant's use of the Premises. Tenant will at all times maintain a level of air conditioning in the Premises (not greater than 78(Degree) Fahrenheit) as Landlord reasonably deems sufficient to prevent mildew and/or damage to the Premises.

         6.       ACCEPTANCE OF PREMISES; LANDLORD'S  WORK

                  Tenant accepts the Premises in its as-is condition and acknowledges that Landlord has no obligation to perform any renovation or improvement of the Premises or contribute to the cost thereof except for Landlord's Work described in the BLI Rider. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. As used herein, "Substantial Completion" shall mean that Landlord's Work has been completed but for "punch list" items that do not prevent Tenant from occupying the Premises and that Landlord has obtained a certificate of occupancy (or its equivalent) with respect to Landlord's Work; provided however, Tenant may elect to waive the requirement of a certificate of occupancy and shall be deemed to have waived it if Tenant accepts possession of the Premises. Landlord shall, subject to Tenant Delays and any other cause beyond Landlord's reasonable control, use due diligence to complete Landlord's Work as soon as may be practicable, but Landlord shall not be liable in any manner whatsoever for its failure to do so by any particular date. Landlord's Work shall be deemed completed and satisfactory in all respects except for any such "punch list" items identified in writing by Tenant during a walk-through inspection of the Premises prior to Tenant occupying same. As used in the Lease, the "Commencement Date" shall be the earliest of the following: (a) the date of Substantial Completion; (b) the date on which Tenant takes possession of the Premises; and
(c) the date that Substantial Completion would have occurred but for any Tenant Delay as determined by Landlord in its reasonable discretion. As used herein, Tenant Delay means any delay in the completion of Landlord's Work that is caused by or attributable to Tenant, including without limitation, the following:
Tenant's failure to respond to requests for information or to furnish plans, drawings, and specifications as required by Landlord for it to perform Landlord's work, within a reasonable time period established by Landlord; or the failure of Tenant or any of its consultants or agents to fully respond within 3 business days to requests of Landlord or any of its consultants or agents for input and/or information; any delays resulting from the disapproval by Landlord of all or a portion of Tenant's revised plans and specifications as resubmitted after initial submission; any delays resulting from Tenant's request for changes to the scope of Landlord's Work; or entry into the Premises prior to completion of Landlord's Work by Tenant or any employee, agent or contractor of Tenant acting on Tenant's behalf.

         7.       PARKING

                  Tenant acknowledges that: (i) Landlord has made no representations or warranties with respect to the parking area, the number of spaces located therein or access thereto; (ii) Landlord has no obligation to provide a parking attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same.

         8.       UTILITY SERVICES

                  GENERAL. The Tenant shall pay directly all charges for electric, telephone and any other utilities used or consumed in the Building, including the cost of utility meters and connection charges. Notwithstanding the foregoing, Landlord at its expense shall be responsible for bringing utility mains to the Building. If Tenant requires utility services in addition to or in excess of those initially provided to the Building, Tenant shall pay all costs of bringing such services to the Premises and for the use of such services, but Tenant shall not bring additional utilities or utility services to the Premises without the express written consent of Landlord.


                  B. INTERRUPTION OF SERVICES. It is understood and agreed that Landlord does not warrant that any of the services referred to above will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by reason of operation of law, or other causes beyond the control of Landlord. No such interruption or discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease.

         9.       SECURITY

                  It is hereby agreed by both parties that security of the Premises is the sole responsibility of the Tenant and that the Landlord has no liability for breach of security to the Premises. Tenant may at Tenant's expense install a security system to the Premises; provided, however, that Tenant, in addition to access otherwise required hereunder, will provide Landlord adequate access to the Premises in case of emergencies particularly regarding Premises that contain fire sprinkler risers and equipment. All repairs required to the Premises caused by security breaches are the responsibility of the Tenant; however, Landlord may elect to effect such repairs, if appropriate to insure continued security, protection of property, or safety of life. The cost of such repairs shall be Additional Rent.

         10.      REPAIRS, MAINTENANCE AND UTILITIES

                  A. TENANT'S RESPONSIBILITIES. During the Lease Term, Tenant will repair and maintain at Tenant's sole expense the entire Building pursuant to levels of repairs and maintenance established by Landlord. Tenant's obligations include the following:

                           (1) All interior and exterior walls and doors.

                           (2) All utility systems, facilities and equipment
(including without limitation electrical and plumbing), HVAC, life safety and mechanical systems of the Building. Tenant shall, at its expense, contract with a reputable firm for periodic servicing of the HVAC systems as recommended by the manufacturer of such equipment. Tenant shall furnish Landlord not less than once per year, with a copy of a current maintenance agreement with a qualified heating and air-conditioning contractor stipulating that the HVAC contractor will be required to service the HVAC system at least four (4) times per year. Notwithstanding anything to the contrary in this Lease: (i) Landlord shall be responsible for maintenance of all structural elements initially comprising the Building as of the Commencement Date; (ii) provided Tenant properly discharges its obligations to perform routine maintenance of the HVAC system including keeping in place and causing performance of the required HVAC maintenance contract, Landlord shall be responsible for necessary replacement of the HVAC system to the extent that such replacement is not necessitated by Tenant's misuse of the HVAC system; and (iii) Landlord shall be responsible for maintenance of plumbing lines below the slab of the Building provided that the need for any such maintenance is not necessitated by Tenant's misuse of plumbing.

                           (3) All floors.

                           (4) All cabinets and millwork.

                           (5) All personal property, improvements or fixtures
within the Building.

                           (6) The structural and roof systems of the Building.

                           (7) All Building Areas including landscaping, parking
areas and external lighting except to the extent that same is performed by the community association referenced in Section 3.

                           (8) Removal of trash and garbage except to the extent
that same is performed by the community association referenced in Section 3.

         11.      TENANT'S   ALTERATIONS

                  A. GENERAL. During the Lease Term, Tenant will make no alterations, additions or improvements in or to the

Premises or the Building, of any kind or nature, excluding telephone or computer installations to the extent that such installation does not affect structural elements of the Building (any and all of such alterations, additions or improvements are collectively referred to in this Lease as the "Alteration(s)"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall submit to Landlord detailed drawings and plans of the proposed alterations at the time Landlord's consent is sought. Should Landlord consent to any proposed Alterations by Tenant, such consent will be conditioned upon Tenant's agreement to comply with all requirements established by Landlord, including safety requirements and the matters referenced in Section 21 of this Lease. As stated herein, all Alterations made hereunder will become Landlord's property when incorporated into or affixed to the Building. However, at Landlord's option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

                  B. ALTERATION FEE. Tenant shall pay Landlord's reasonable out-of-pocket costs and expenses incurred by Landlord should it elect to retain consultants to review plans and specifications of any Alterations and/or monitor the performance thereof.


         12.      LANDLORD'S ADDITIONS AND ALTERATIONS

                  Landlord has the right to make changes in and about the Building and parking areas, including, but not limited to, signs, entrances, address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises.

         13.      ASSIGNMENT AND SUBLETTING

                  A. LANDLORD'S CONSENT REQUIRED. Except as provided below with respect to assignment of this Lease following Tenant's bankruptcy, Tenant will not effect a transfer without first obtaining the consent of Landlord, which consent Landlord shall not unreasonably withhold provided that all of the requirements of paragraph B. of this Section 13 are satisfied. As used in this
Section 13, any of the following shall be deemed to be a transfer: assignment of this Lease, in whole or in part; sublet of all or any part of the Premises; any license allowing anyone other than Tenant to use or occupy all or any part of the Premises; a pledge or encumbrance by mortgage or other instrument of Tenant's interest in this Lease; any transfer of corporate shares as described in paragraph C. of this Section 13; or any transfer of partnership interest as described in paragraph D. of this Section 13. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer. In lieu of approving any transfer, Landlord may elect to terminate this Lease as to the portion of the Premises affected by such transfer (together with such additional portion of the Premises needed by Landlord to render the terminated portion marketable) by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall not be less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  B. CONDITIONS FOR TRANSFER APPROVAL. The parties recognize that this Lease and the Premises are unique, and that the nature and character of the operations within and management of the Premises are important to the success of the Building. Accordingly, Landlord shall be entitled to arbitrarily withhold its consent to any transfer, unless all of the following conditions are satisfied, in which event, Landlord agrees that it shall not unreasonably withhold its consent to the transfer in question:

                           (1) In Landlord's reasonable judgment, the proposed
assignee or subtenant or occupant is engaged in a business or activity, which
(a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

                           (2) The proposed assignee or subtenant or occupant is
a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                           (3) The form of the proposed sublease or instrument
of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Paragraph;

                           (4) The proposed subtenant or assignee or occupant
shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

                           (7) Such transferee shall assume in writing, in a
form acceptable to Landlord, all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such assumption/ transfer document;

                           (8) Tenant shall pay to Landlord a transfer fee of
One Thousand Five Hundred Dollars ($1,500.00) prior to the effective date of the transfer in order to reimburse Landlord for all of its internal costs and expenses incurred with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meetings with representative of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation, and, in addition, Tenant shall reimburse Landlord for any out-of-pocket costs and expenses incurred with respect to such transfer;

                           (9) As of the effective date of the transfer and
continuing throughout the remainder of the Term, the Base Rent shall not be less than the greater of Base Rent set forth in the BLI Rider or fair market rental value of the space in question;

                           (10) Tenant to which the Premises were initially
leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rental due under this Lease;

                           (11) Tenant shall give notice of a requested transfer
to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (d) such other information as Landlord may reasonably request.

                  C. TRANSFER OF CORPORATE SHARES. If at any time after execution of this Lease any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a transfer in the aggregate of 35% of said corporate shares, a transfer shall be deemed to have occurred. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer. If any such transfer is made (and regardless of whether Tenant has given notice of same), Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall not be less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  D. TRANSFER OF PARTNERSHIP INTERESTS. If Tenant is a general or limited partnership and if at any time after execution of this Lease any part or all of the interests in the capital or profits of such partnership or any voting or other interests therein shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, and also including, but not limited to, any adjustment in such partnership interests) so as to result in a change in the present control of said partnership by the person or persons now having control of same, a transfer shall be deemed to have occurred. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer. If any such transfer is made (and regardless of whether Tenant has given notice of same), Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall be not less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                  E. ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

                  F. ADDITIONAL PROVISIONS RESPECTING TRANSFERS. If Landlord shall consent to any Transfer, Tenant shall in consideration therefor, pay to Landlord as Additional Rent an amount equal to the Transfer Consideration. For purposes of this paragraph, the term Transfer Consideration shall mean in any Lease Year (i) any rents, additional charges or other consideration payable to Tenant by the transferee of the Transfer which is in excess of the Base Rent and Taxes accruing during such Lease Year, (ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the fair market sale or rental value thereof as of the date of the Transfer and (iii) all sums paid for services provided by Tenant to the transferee (including, without limitation, secretarial, word processing, receptionist, conference rooms, and library) in excess of the fair market value of such services. The Transfer Consideration shall be paid to Landlord as and when paid by the transferee to Tenant. Landlord shall have the right to audit Tenant's books and records upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of five percent (5%) of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten (10) days after Landlord's written demand for same.

         14.      TENANT'S  INSURANCE  COVERAGE

                  A. COMPREHENSIVE LIABILITY INSURANCE. Tenant shall, at its cost and expense, at all times during the Term, maintain in force, for the joint benefit of Landlord and Tenant, and any holder of a mortgage on the Building, a broad form comprehensive coverage policy of public liability insurance issued by a carrier satisfactory to Landlord and licensed to do business the State of Florida with at least a Best's Insurance Guide Rating of B+ or better,by the terms of which Landlord and Tenant, and at Landlord's request any holder of a mortgage on Landlord's interest in the Building, are named as insureds and are indemnified against liability for damage or injury to the property or person (including death) of Tenant, any of its invitees or any other person entering upon or using the Leased Premises, or any structure thereon or any part thereof. Such insurance policy or policies shall be maintained in an amount no less than as set forth in the BLI Rider, with a deductible not exceeding $5,000.00. Landlord reserves the right to require reasonable increases in the limits of coverage within the period of thirty (30) days prior to or following annual renewal of the policy from time to time during the Term. Such insurance policy or policies shall be stated to be primary and noncontributing with any insurance which may be carried by Landlord. A certificate of said insurance shall be delivered to Landlord on the Commencement Date, effective from and after the Commencement Date, and renewal certificates shall be delivered to Landlord not later than seven (7) days following the binding of any such insurance policies during the Term and any Extended Term. Such insurance shall be cancelable only after thirty (30) days' prior written notice to Landlord and Tenant, and any holder of a mortgage on the Leased Premises. In the event Tenant fails to timely pay any premium when due, Landlord shall be authorized to do so, and may charge all costs and expenses thereof, including the premium, to Tenant, to be paid by Tenant as additional rent hereunder.

                  B. SPECIAL FORM PROPERTY INSURANCE. Tenant shall, at its cost and expense and at all times during the Term, maintain in force, for the joint benefit of Landlord and Tenant, and any holder of a mortgage on the Building, a policy of special form property insurance that insures against loss or damage by fire and lightning, and such other perils as are covered under the broadest form of special form property insurance with "extended coverage" or "all risk" endorsements available in Florida, including, but not limited to, damage by wind storm, flood, hurricane, explosion, smoke, sprinkler leakage, vandalism, malicious mischief and such other risks as are normally covered by such endorsements. Landlord shall be named as an additional insured on such policy of insurance as its interests appear, and the leasehold mortgagee shall be named as required by its loan documents; however, any insurance proceeds shall be applied in the manner as set forth in this Lease. The insurance shall be carried and maintained to the extent of full (actual) replacement cost of the value of the Building (real property) and personal property (contents) with a deductible not to exceed two percent (2%) of the total value insured. Such insurance policy or policies shall be stated to be primary and noncontributing with any insurance which may be carried by Landlord. A certificate of said insurance shall be delivered to Landlord on the Commencement Date, to be effective from and after the Commencement Date. Any renewal certificates shall be delivered to Landlord not later than seven (7) days following the binding of any such insurance policies during the Term. Such insurance shall be cancelable only after thirty
(30) days' prior written notice to Landlord, Tenant, and at Landlord's request any holder of a mortgage on Landlord's interest in the Leased Premises. In the event Tenant fails to timely pay any premium when due, Landlord shall be authorized to do so, and may charge all costs and expenses thereof, including the premium, to Tenant, to be paid by Tenant as additional rent hereunder.

         15.      (INTENTIONALLY DELETED)

         16.      WAIVER  OF CLAIMS

                  Tenant acknowledges that Landlord will not carry insurance on the Building improvements, nor on the furniture, furnishings, trade fixtures, equipment installed in or made to the Building by or for Tenant, and Tenant agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same. Landlord shall not be liable to Tenant for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees.

         17.      DAMAGE OR DESTRUCTION BY CASUALTY

                  A. ABSOLUTE RIGHT TO TERMINATE. If by fire or other casualty the Premises are damaged or destroyed to the extent of fifty percent (50%) or more of the replacement cost thereof, or the Building is damaged or destroyed to the extent of fifty percent (50%) or more of the replacement cost thereof, Landlord will have the option of terminating this Lease or any renewal thereof by serving written notice upon Tenant within one hundred and eighty (180) days from the date of the casualty and any prepaid Rent or Additional Rent will be prorated as of the date of destruction and the unearned portion of such Rent will be refunded to Tenant without interest.

                  B. QUALIFIED RIGHT TO TERMINATE. If by fire or other casualty either the Premises or the Building is damaged or destroyed to the extent of less than fifty percent (50%) but more than twenty-five per cent (25%) of the replacement cost of the Premises or the Building (as applicable) (or the Premises or Building are damaged to a lesser degree but Section 17C does not apply because of the number of years remaining in the Lease Term), then Landlord may either terminate this Lease by serving written notice upon Tenant within one hundred and eighty (180) days of the date of destruction or Landlord may restore the Premises.

                  C. OBLIGATION TO RESTORE. If by fire or other casualty either the Premises or the Building is destroyed or damaged, but only to the extent twenty-five per cent (25%) or less of the replacement cost of the Premises or the Building (as applicable), and, also, the unexpired Lease Term is more than three years, then Landlord will restore the Premises.

                  D. RENT ADJUSTMENTS. There shall be no abatement or suspension of any of Tenant's Rent obligations on account of any damage or destruction, and in lieu thereof, Tenant shall maintain such business interruption insurance coverage as it deems appropriate.

                  E. QUALIFICATIONS. Said restoration, rebuilding or repairing will exist and will be at Landlord's sole cost and expense, subject to the availability of applicable insurance proceeds. Landlord shall have no duty to restore, rebuild or replace Tenant's personal property and trade fixtures. Notwithstanding anything to the contrary in this Lease, including, but not limited to this Section 17A, Landlord's obligation(s) to repair, rebuild or restore the Building or the Premises shall exist (i) only to the extent of insurance proceeds received by Landlord in connection with the condition or event which gave rise to Landlord's obligation to repair, rebuild or restore and/or (ii) only so long as the area unaffected by the casualty may, as determined by Landlord using reasonable business judgment, be restored as a profitable, self functioning unit.

                  F. APPLICATION OF INSURANCE PROCEEDS. Any and all fire or other insurance proceeds that become payable at any time during the Term because of damage to or destruction of any buildings or improvements on the Building shall be paid to Landlord, and applied toward the cost of repairing and restoring the damaged or destroyed buildings or improvements in the manner required this Article; provided, however, that should Landlord exercise its option granted by this Lease to terminate this Lease because of damage to or destruction of buildings or improvements on the Building, then, in that event, any and all fire or other insurance proceeds that become payable because of such damage or destruction shall be paid to Landlord.

                  G. TENANT'S TERMINATION RIGHT. In the event (i) Landlord does not commence restoration, as contemplated under this Section 17, within one hundred eighty (180) days after the date of such casualty ("Commencement Deadline") and such casualty is not caused by the willful misconduct of Tenant or (ii) Landlord does not complete such restoration of the Premises within one
(1) year after Landlord commences such restoration ("Completion Deadline") and such casualty is not caused by the willful misconduct of Tenant, Tenant shall be entitled to terminate this Lease by giving Landlord notice of intent to terminate within ten (10) days after either the Completion Deadline or the Commencement Deadline, as the case may be.

         18.      CONDEMNATION AND EMINENT DOMAIN

                  A. ABSOLUTE RIGHT TO TERMINATE. If all or a material part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease will terminate and the Rent and Additional Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to the condemnation award.

                  B. OBLIGATION TO RESTORE. In the event an immaterial part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subsection A above, then Landlord shall, subject to the remaining provisions of this Section, at Landlord's expense, restore the Premises to the extent necessary to make them reasonably tenantable. The Rent and Additional Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for trade fixtures installed in the Premises by and at the expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

                  C. QUALIFICATIONS. Notwithstanding the foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its loss and its restoration costs and/or (ii) the area unaffected by the condemnation or similar proceeding may, as determined by Landlord's reasonable business judgment, be restored as a profitable, and self functioning unit.

         19.      LIMITATION OF LANDLORD'S LIABILITY;   INDEMNIFICATION

                  A. PERSONAL PROPERTY. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from theft, vandalism, HVAC malfunction, the bursting or leaking of water pipes, or any act or omission of any person. Landlord agrees, however, this if it possesses claim regarding any such damage against unrelated third parties, Landlord will upon request of Tenant or its insurance company assign such claims to Tenant's designee.

                  B. LIMITATIONS. Notwithstanding any contrary provision of this
Lease: (i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Building for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

                  C. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's employees, officers, directors and agents ("Landlord's Agents") from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with the Building or the use thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Building. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA") within the Premises.

         20.      (INTENTIONALLY DELETED)


         21.      COMPLIANCE WITH LAWS AND PROCEDURES

                  A. COMPLIANCE. Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises and the Building, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq, and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises. Notwithstanding the foregoing, Tenant shall not be responsible for violations of laws, which violations exist as of the Commencement Date. Further, in the event that any laws require capital expenses on account of structural elements of the Building and the effect of laws is not triggered by Tenant's particular use of the Premises including any Alterations by Tenant, Tenant shall be responsible only for its proportionate share of such capital costs with the balance being paid by Landlord. Tenant's proportionate share such capital costs shall be a fraction, the numerator of which is the number of months remaining in this Term and the denominator of which is the number of months of useful life of the capital improvement in question as reasonably estimated by Landlord. In the event that the parties subsequently agree to renew the Term, Tenant's proportionate share shall be ratably adjusted and Tenant shall pay Landlord for any resulting increase in the amount owed by Tenant.

                  B. RADON. In accordance with Florida Law, the following disclosure is hereby made: RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISK TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

         22.      RIGHT OF ENTRY

                  Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time to prospective tenants within one hundred and eighty days
(180) before the Expiration Date of the Lease.

         23.      DEFAULT

                  A. EVENTS OF DEFAULT BY TENANT. If (1) Tenant vacates, abandons or surrenders all or any part of the Premises prior to the Expiration Date, or (2) Tenant fails to fulfill any of the terms or conditions of this Lease or any other lease heretofore made by Tenant for space in the Building or
(3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs, or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors, or
(5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it, or (6) Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises; then, Tenant shall be in default hereunder.

                  B. TENANT'S GRACE PERIODS.

                           (1) If Tenant fails to cure any default in the
payment of Rent within 3 days after notice from Landlord notice of such payment, then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida. Notwithstanding the foregoing, Landlord shall not be required to give such notice more than twice in any calendar year, and after two such notices in any calendar year, Tenant's failure to make any payment of Rent on its due date shall automatically entitle Landlord to exercise its remedies under this Lease and/or Florida law without any notice to Tenant.

                           (2) If Tenant fails to cure any other default within
ten (10) days after notice from Landlord specifying the nature of such default (unless such default is of a nature that it cannot be completely cured within said ten (10) day period and steps have been diligently commenced to cure or remedy it within such ten (10) day period and are thereafter pursued with reasonable diligence and in good faith), then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida.

                  C. LANDLORD'S DEFAULT. If Tenant asserts that Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default") to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided that Tenant has been previously advised of the address(es) of such mortgage holder(s). Landlord shall have a thirty (30) day period after receipt of the Notice of Default in which to commence curing any non-performance by Landlord, and Landlord shall have as much time thereafter to complete such cure as is necessary so long as Landlord's cure efforts are diligent and continuous. If Landlord has not begun the cure within thirty (30) days of receipt of the Notice of Default, or Landlord does not thereafter diligently and continuously attempt to cure, then Landlord shall be in default under this Lease. If Landlord is in default under this Lease, then the mortgage holder(s) shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary so long as their efforts are diligent and continuous.

         24.      LANDLORD'S  REMEDIES  FOR TENANT'S  DEFAULT

                  A. LANDLORD'S OPTIONS. If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

                           (1) terminate this Lease and Tenant's right of
possession; or

                           (2) terminate Tenant's right to possession but not
the Lease and/or proceed in accordance with any and all provisions of paragraph B below.

                  B. LANDLORD'S REMEDIES.

                           (1) Landlord may without further notice reenter the
Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord's option,

                           (2) All Rent and all Additional Rent for the balance
of the Term will, at the election of Landlord, be accelerated and the present worth of same for the balance of the Lease Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for re-rental. For purposes of the preceding sentence, "present worth" shall be computed by discounting such amount to present worth at an interest rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building; and/or at Landlord's option,

                           (3) Landlord may re-let the Premises or any part
thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option (however, Landlord may elect to take no action and collect rent as it accrues, it being the intent of the parties that Landlord shall not be required to mitigate damages resulting from Tenant's default, and Tenant waives to the fullest extent not prohibited by law any implied obligation of Landlord to mitigate such damages),

                           (4) Tenant or its legal representative(s) will also
pay to Landlord as liquidated damages any deficiency between the Rent and all Additional Rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.

         25.      LANDLORD'S   RIGHT  TO  PERFORM FOR  TENANT'S  ACCOUNT

                  If Tenant fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Landlord may immediately or at any time thereafter perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at eighteen percent (18%) per annum, will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or in the Building, Landlord will have all rights set forth in this paragraph immediately without the necessity of providing Tenant any advance notice.

         26.      LIENS

                  A. GENERAL. In accordance with the applicable provisions of the Florida Mechanic's Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises of this provision exculpating Landlord's liability for such liens.

                  B. DEFAULT. Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents,

Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

         27.      NOTICES

                  Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to the address set forth for Tenant in the BLI Rider. Notices to Landlord under this Lease (as well as the required copies thereof) will be addressed to Landlord (and its agents) and mailed or delivered to the address set forth in the BLI Rider. Notices will be personally delivered or given by registered or certified mail, return receipt requested. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been upon receipt by Tenant or attempted delivery by the U.S. Postal Service. Each party may change its address from time to time by written notice given to the other as specified above.

         28.      ENCUMBERANCES

                  This Lease and Tenants rights hereunder shall at all times be subordinate and inferior to any mortgages, deeds of trust, major leases, ground leases, or an other encumbrances, now or hereafter affecting the Building. Tenant agrees in the event of any act or omission by Landlord which would otherwise give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (i) until it has notified in writing the holder of such mortgage or encumbrances which at the time shall be in a lien on or encumber the Premises of such act or omission;
(ii) until thirty (30) days shall elapsed following the giving of such notice and such holder shall not commenced and continued, with reasonable diligence, to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the rental herein recited shall be abated or apportioned to the extent that any part of the Premises shall be untenantable. If such mortgage is foreclosed, or if the Building is conveyed to the mortgagee or its designee in lieu of foreclosure, then upon request of the mortgagee, Tenant shall attorn to the purchaser at any foreclosure sale there under or to the grantee of such conveyance, and Tenant shall execute and deliver such instruments or agreements as may, in the judgment of such purchaser or grantee be necessary or appropriate to evidence such attornment. Tenant agrees that within seven (7) days after request by Landlord or any mortgagee of the Building, Tenant will execute, acknowledge and deliver to the Landlord and/or the mortgagee an estoppel letter in form and substance satisfactory to Landlord and/or the mortgagee (as prepared by Landlord), setting forth such information as Landlord and/or the mortgagee may require including status of this Lease and/or the Premises. If for any reason Tenant does not timely comply with the provisions of this paragraph, Tenant will be deemed to have confirmed all matters set forth in the estoppel letter prepared by Landlord. Landlord shall use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any mortgage which is superior to this Lease, which non-disturbance agreement shall provide in effect that Tenant's right to use and occupy the Premises will not be deprived as a result of a foreclosure of such mortgage so long as Tenant shall not be in default under this Lease; provided, however, the rights and obligations of Landlord and Tenant under this Lease shall be unaffected if Landlord is unable to obtain such non-disturbance agreement.

         29.      (INTENTIONALLY DELETED)

         30.      TRANSFER  BY  LANDLORD

                  If Landlord's interest in the Building terminates by reason of a bona fide sale or other transfer, Landlord will, upon transfer of the Security Deposit to the new owner, thereupon be released from all further liability to Tenant under this Lease. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

         31.      SURRENDER OF PREMISES; HOLDING OVER

                  A. SURRENDER. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.

                  B. RESTORATION. In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

                  C. REMOVAL. Upon expiration of the Lease Term, Tenant will not be required to remove from the Premises Building standard items, all of such Building standard items are the property of Landlord.

                  D. HOLDOVER. If Tenant shall be in possession of the Premises after the expiration of the Term, in the absence of any agreement extending the Term, the tenancy under this Lease shall become one from month to month, terminable by either party on thirty (30) days' prior notice, and shall be subject to all of the terms and conditions of this Lease as though the Term had been extended from month to month, except that (i) the Base Rent payable hereunder for each of the first 2 months during said holdover period shall be equal to 150% of the monthly installment of Base Rent payable during the last month of the Term, and the Base Rent payable hereunder for each additional month of said holdover period shall be equal to twice the monthly installment of Base Rent payable during the last month of the Term and (ii) all Taxes payable hereunder shall be prorated for each month during such holdover period.

                  E. NO SURRENDER. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items. No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in writing signed by Landlord at the time such payment is made by Tenant.

         32.      NO   WAIVER;   CUMULATIVE REMEDIES

                  A. NO WAIVER. No waiver of any provision of this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord will be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida. Landlord, in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises not expressly and specifically granted to Tenant under this Lease and Tenant hereby waives all claims for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights, including, but not limited to, Landlord's right to alter the existing name, address, style or configuration of the Building or the Building Areas, signage, suite identifications, parking facilities, lobbies, entrances and exits, elevators and stairwells.

                  B. RENT PAYMENTS. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

         33.      WAIVER

                  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE PREMISES, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION PURSUANT TO RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES (1993). THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party in litigation shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees through all appeals.

         34.      CONSENTS AND APPROVALS

                  If Tenant requests Landlord's consent or approval under this Lease, and if in connection with such requests Landlord deems it necessary to seek the advice of its attorneys, architects and/or other experts, then Tenant shall pay the reasonable fee of Landlord's attorneys, architects and/or other experts in connection with the consideration of such request and/or the preparation of any documents pertaining thereto. Whenever under this Lease Landlord's consent or approval is expressly or impliedly required, the same may be arbitrarily withheld except as otherwise specified herein.

         35.      RULES AND REGULATIONS

                  Tenant agrees to abide by all rules and regulations attached hereto as Exhibit "B" and incorporated herein by this reference, as reasonably amended and supplemented from time to time by Landlord. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant. Tenant shall also abide by all rules and regulations of the community association referenced in Section 3 above.

         36.      SUCCESSORS AND ASSIGNS

                  This Lease will be binding upon and inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

         37.      QUIET ENJOYMENT

                  In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the required Rent and Additional Rent and performing of all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

         38.      ENTIRE AGREEMENT

                  This Lease, together with the BLI Rider, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

         39.      HAZARDOUS  MATERIALS

                  A. REPRESENTATION. Tenant represents, warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store, use or dispose of Hazardous Substances at the Premises, (3) it shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws. Notwithstanding anything to the contrary in this Lease, Tenant shall have no responsibility or liability with respect to Hazardous Substances not introduced by Tenant or by any employee, agent or contractor of Tenant.

                  B. REPORTING REQUIREMENTS. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and, (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

                  C. TERMINATION, CANCELLATION, SURRENDER. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances and in compliance with all Environmental Laws and to the complete satisfaction of Landlord. Landlord may require, at Tenant's sole expense at the end of the term, a clean-site certification, environmental audit or site assessment.

                  D. ACCESS AND INSPECTION. Landlord shall have the right but not the obligation, at all times during the term of this Lease to (i) enter upon and inspect the Premises, (ii) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article, and (ii) request lists of all Hazardous Substances used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Tenant. Promptly upon the written request of Landlord, from time to time, Tenant shall provide Landlord, at Tenant's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Substances found on, under, at, or within the Premises. Tenant will cooperate with Landlord and allow Landlord and Landlord's representatives access to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord or Landlord's representatives may perform any testing upon or of the Premises that Landlord deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring.

                  E. VIOLATIONS - ENVIRONMENTAL DEFAULTS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Substances on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Substances caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws and to the satisfaction of Landlord and after Tenant has obtained Landlord's written consent. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Substances.

                           (1) In the event of (1) a violation of an
Environmental Law, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or (4) an emergency environmental condition (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release or environmental condition; and in the event Tenant fails to immediately address such violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the violation, release, or environmental condition.

                           (2) Landlord has the right, but not the obligation to
cure any Environmental Defaults, has the right to suspend some or all of the operations of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate this Lease upon the occurrence of an Environmental Default.

                  F. ADDITIONAL RENT. Any expenses, which the Landlord incurs, which are to be at Tenant's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Tenant on demand by Landlord.

                  G. ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary in this Lease, the Landlord may condition its approval of any assignment or subletting by Tenant to an Assignee or Subtenant that in the sole judgment of the Landlord does not create any additional environmental exposure.

                  H. INDEMNIFICATION. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out of or in anyway related to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease (including, but not limited to, attorneys', consultant, laboratory and expert fees expert fees and including without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of hazardous Substances on or about the Premises.

                  I. DEFINITIONS.

                           (1) "Hazardous Substance" means, (i) asbestos and any
asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

                           (2) Environmental Laws" collectively means and
includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C.ss.9601, et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251, et seq., the Clean Air Act, 33 U.S.C.ss.7401, et seq., the Clear Air Act, 42 U.S.C.ss.741, et seq., the Toxic Substances Control Act, 15 U.S.C.ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C.ss. 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.ss. 1101, et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

                  J. RADON. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         40.      BANKRUPTCY   PROVISIONS

                  A. EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

                  B. ADDITIONAL REMEDIES. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant is in default of this Lease:

                           (1) In all events, any receiver or trustee in
bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

                           (2) In the event of an assumption of this Lease by a
debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance.

                           (3) Where a default exists under this Lease, the
trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

                           (4) The debtor or trustee may only assign this Lease
if (i) it is assumed and the assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

                           (5) Landlord shall be entitled to the fair market
value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.

                           (6) Any security deposit given by Tenant to Landlord
to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief".

                           (7) The parties agree that Landlord is entitled to
adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following: (i) any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent; the financial condition and resources of Tenant are material inducements to Landlord entering into this Lease; (ii) any proposed assignee must have engaged in the permitted use described in the BLI Rider for at least five (5) years prior to any such proposed assignment, the parties hereby acknowledging that in entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the tenant balance in the Building, and were it not for Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease, and that Landlord's operation of the Building will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business; (iii) any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building taking into consideration any and all other "use" clauses and/or

"exclusivity" clauses which may then exist under their leases with Landlord; and
(iv) any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

         41.      MISCELLANEOUS

                  A. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

                  B. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

                  C. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

                  D. Tenant will pay before delinquency all taxes assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.


                  E. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

                  F. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

                  G. Nothing contained in this Lease shall be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  H. Whenever in this Lease the context allows, the word "including" will be deemed to mean "including without limitation". The headings of articles, sections or paragraphs are for convenience only and shall not be relevant for purposes of interpretation of the provisions of this Lease.

                  I. This Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Building or any part thereof.


                  J. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

                  K. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

                  L. Landlord has made no inquiries about and makes no representations (express or implied) concerning whether Tenant's proposed use of the Premises is permitted under applicable law, including applicable zoning law; should Tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in full force and effect.

                  M. Notwithstanding anything to the contrary in this Lease, if Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

                  N. Tenant agrees to pay, before delinquency, all taxes assessed during the Lease Term agreement (i) all personal property, trade fixtures, and improvements located in or upon the Premises and (ii) any occupancy interest of Tenant in the Premises.

                  O. At the request of Landlord, Tenant shall, not later than ninety (90) days following the close of each fiscal year of Tenant during the Term, furnish to Landlord a balance sheet of Tenant as of the end of such fiscal year and a statement of income and expense for the fiscal year then ended, together with an opinion of an independent certified public accountant of recognized standing to the effect that said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied, and fairly present the financial condition and results of operations of Tenant as of and for the periods covered.

                                   EXHIBIT "A"
                                LEGAL DESCRIPTION

A PORTION OF PARCEL "A", "WEST GLEN SQUARE", ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 132, PAGE 3 OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCE AT THE SOUTHEAST CORNER OF SAID PARCEL "A";

         THENCE NORTH 00(degree)11'23" WEST ALONG THE EAST LINE OF SAID PARCEL "A", A DISTANCE OF 25.52 FEET;

         THENCE SOUTH 90(degree)00'00" WEST, A DISTANCE OF 215.04 FEET TO THE POINT OF BEGINNING;

         THENCE CONTINUE SOUTH 90(degree)00'00" WEST, A DISTANCE OF 87.75 FEET;

         THENCE NORTH 00(degree)00'00" EAST, A DISTANCE OF 69.72 FEET;

         THENCE NORTH 90(degree)00'00" EAST, A DISTANCE OF 87.75 FEET;

         THENCE SOUTH 00(degree)00'00" WEST, A DISTANCE OF 69.72 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH:

         A PORTION OF PARCEL "A", "WEST GLEN SQUARE", ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 132, PAGE 3 OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

         COMMENCE AT THE SOUTHEAST CORNER OF SAID PARCEL "A";

         THENCE NORTH 00(degree)11'23" WEST ALONG THE EAST LINE OF SAID PARCEL "A", A DISTANCE OF 25.52 FEET;

         THENCE SOUTH 90(degree)00'00" WEST, A DISTANCE OF 302.79 FEET TO THE POINT OF BEGINNING;

         THENCE CONTINUE SOUTH 90(degree)00'00" WEST, A DISTANCE OF 88.33 FEET;

         THENCE NORTH 00(degree)00'00" EAST, A DISTANCE OF 69.72 FEET;

         THENCE NORTH 90(degree)00'00" EAST, A DISTANCE OF 88.33 FEET;

         THENCE SOUTH 00(degree)00'00" WEST, A DISTANCE OF 69.72 FEET TO THE POINT OF BEGINNING.

                                   EXHIBIT "B"

                              RULES AND REGULATIONS


1. NO AWNINGS OR OTHER PROJECTIONS SHALL BE ATTACHED TO THE OUTSIDE WALLS OF THE BUILDING WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD. NO CURTAINS, BLINDS, SHADES, OR SCREENS SHALL BE ATTACHED TO OR HUNG IN, OR USED IN CONNECTION WITH, ANY WINDOW OR DOOR OF THE PREMISES, WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD. SUCH AWNINGS, PROJECTIONS, CURTAINS, BLINDS, SHADES, SCREENS OR OTHER FIXTURES MUST BE OF A QUALITY, TYPE, DESIGN, AND COLOR, AND ATTACHED IN THE MANNER APPROVED BY LANDLORD. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE LAWS AS WELL AS RULES AND REGULATIONS OF THE COMMUNITY ASSOCIATION REFERENCED IN SECTION 3 ABOVE, TENANT SHALL BE ENTITLED TO AFFIX ITS IDENTIFICATION SIGNAGE ON ANY MONUMENT SIGN THAT MAY BE INSTALLED IN THE BUILDING.

2. NO SIGN, ADVERTISEMENT, NOTICE OR OTHER LETTERING SHALL BE EXHIBITED, INSCRIBED, PAINTED OR AFFIXED BY TENANT ON ANY PART OF THE OUTSIDE OF THE PREMISES OR BUILDING OR ON THE INSIDE OF THE PREMISES IF THE SAME CAN BE SEEN FROM THE OUTSIDE OF THE PREMISES WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD EXCEPT THAT THE NAME OF TENANT MAY APPEAR ON THE ENTRANCE DOOR OF THE PREMISES

3. TENANT SHALL NOT OCCUPY OR PERMIT ANY PORTION OF THE PREMISES DEMISED TO IT TO BE OCCUPIED AS AN OFFICE FOR A PUBLIC STENOGRAPHER OR TYPIST, OR AS A BARBER OR MANICURE SHOP. TENANT SHALL NOT ENGAGE OR PAY ANY EMPLOYEES ON THE PREMISES, EXCEPT THOSE ACTUALLY WORKING FOR TENANT AT THE PREMISES, NOR ADVERTISE FOR LABOR GIVING AN ADDRESS AT THE PREMISES. THE PREMISES SHALL NOT BE USED FOR GAMBLING, LODGING, OR SLEEPING OR FOR ANY IMMORAL OR ILLEGAL PURPOSES. THE PREMISES SHALL NOT BE USED FOR THE MANUFACTURE, STORAGE, OR SALE OF MERCHANDISE, GOODS OR PROPERTY OF ANY KIND WHATSOEVER.

4. THE WATER AND WASH CLOSETS AND OTHER PLUMBING FIXTURES SHALL NOT BE USED FOR ANY PURPOSES OTHER THAN THOSE FOR WHICH THEY WERE CONSTRUCTED AND NO SWEEPINGS, RUBBISH, RAGS, OR OTHER SUBSTANCES SHALL BE THROWN THEREIN. ALL DAMAGES RESULTING FROM ANY MISUSE OF THE FIXTURES BY TENANT, ITS SERVANTS, EMPLOYEES, AGENTS, OR LICENSEES SHALL BE BORNE BY TENANT.

5. LANDLORD SHALL HAVE THE RIGHT TO RETAIN A PASSKEY AND TO ENTER THE PREMISES AT ANY TIME, TO EXAMINE SAME OR TO MAKE SUCH ALTERATIONS AND REPAIRS AS MAY BE DEEMED NECESSARY, OR TO EXHIBIT SAME TO PROSPECTIVE TENANTS DURING NORMAL BUSINESS HOURS.

6. NO ADDITIONAL LOCKS OR BOLTS OF ANY KIND SHALL BE PLACED UPON ANY OF THE DOORS OR WINDOWS BY TENANT, NOR SHALL ANY CHANGES BE MADE IN EXISTING LOCKS OR THE MECHANISM THEREOF. TENANT MUST, UPON THE TERMINATION OF ITS TENANCY RESTORE TO THE LANDLORD ALL KEYS OF OFFICES AND TOILET ROOMS, EITHER FURNISHED TO, OR OTHERWISE PROCURED BY, TENANT. TENANT SHALL PAY TO THE LANDLORD THE COST OF ANY LOST KEYS.

7. LANDLORD WILL NOT BE RESPONSIBLE FOR LOST, STOLEN, OR DAMAGED PROPERTY, EQUIPMENT, MONEY, OR JEWELRY.

8. LANDLORD RESERVES THE RIGHT TO MAKE SUCH OTHER AND FURTHER REASONABLE RULES AND REGULATIONS AS IN ITS JUDGMENT MAY FROM TIME TO TIME BE NEEDED FOR THE SAFETY, CARE AND CLEANLINESS OF THE PREMISES, AND FOR THE PRESERVATION OF GOOD ORDER THEREIN AND ANY SUCH OTHER OR FURTHER RULES AND REGULATIONS SHALL BE BINDING UPON THE PARTIES HERETO WITH THE SAME FORCE AND EFFECT AS IF THEY HAD BEEN INSERTED HEREIN AT THE TIME OF THE EXECUTION HEREOF.

                                   EXHIBIT "C"

                        ACCEPTANCE OF PREMISES MEMORANDUM


         This Acceptance of Premises Memorandum is being executed pursuant to that certain Office Lease dated the day of , 2002, between B & B Lakeview Realty Corp. as Landlord, and DriverShield Corp., as Tenant, pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space more particularly described in the Lease. Unless specified otherwise herein, all capitalized terms used herein shall have the meanings assigned to them in the Lease. Landlord and Tenant hereby agree that:

         1. Except for the "Punch List Items" (herein so called, as shown on the attached Punch List, if any) Landlord's Work (if any) required under the terms of the Lease and the Work Letter attached thereto has been fully completed.

         2. Tenant hereby acknowledges that the Premises are tenantable and that Landlord has no further obligation for construction with respect to the Premises , and Tenant further hereby acknowledges that the Building and the Premises are satisfactory in all respects, except for the Punch List Items, and are suitable for the Permitted Use as set forth in the Lease.

         3. The Commencement Date of the Lease is hereby acknowledged and agreed to be _____________________ .

         4. Tenant acknowledges receipt of the current Rules and Regulations for the Building, which current Rules and Regulations are attached as an exhibit to the Lease.

         Agreed and Executed this ______ day of _________________, 2002.

                                    LANDLORD:

                                    B & B Lakeview Realty Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    TENANT:

                                    DriverShield Corp.


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------








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